Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ADIC-Rocksoft Employee Retention Pool Share Plan of Quantum Corporation of our report dated June 11, 2008, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
August 5, 2009